EXHIBIT 10.1

AMENDMENT NO. 1 TO

ORGANOVO HOLDINGS, INC.

SEVERANCE AND CHANGE IN CONTROL PLAN

This Amendment No. 1 (this “Amendment”) to the Organovo Holdings, Inc. Severance and Change in Control Plan (the “Plan”) is effective as of May 19, 2020. All undefined terms used herein shall have the meaning set forth in the Plan.

1.The Definition of “Change in Control” set forth in Section 1 of the Plan is hereby amended and restated in its entirety to read as follows:

““Change in Control” means the effective date of the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including for purposes of clarity a “group” (within the meaning of Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of Organovo representing more than thirty percent (30%) of the total Fair Market Value or total combined voting power of Organovo’s then‑outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person or group who on the Effective Date is the beneficial owner of more than thirty percent (30%) of such voting power, (B) any acquisition directly from Organovo, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by Organovo, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the shareholders of Organovo in substantially the same proportions as their ownership of the voting securities of Organovo; or

(ii) an Ownership Change Event (as defined below) or series of related Ownership Change Events (collectively, a “Transaction”) in which the shareholders of Organovo immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in clause (iii) of that definition, the entity to which the assets of Organovo were transferred (the “Transferee”), as the case may be; or

(iii) a majority of members of the non-employee Incumbent Directors (as defined below) is replaced during any twelve (12)-month period; or

(iv) a liquidation, winding up or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include an event described in subsection (i) until the earlier of (a) the person or group has two or more representatives on the Board of Directors or (b) the person or group becomes the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of Organovo representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of Organovo’s then‑outstanding securities entitled to vote generally in the election of Directors.

For purposes of subsections (i) and (ii), indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own Organovo or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.

In addition for purposes of subsections (i) and (ii), the Committee shall determine whether multiple acquisitions of the voting securities of Organovo and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

For purposes of this definition of Change in Control, “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of Organovo or at the request of a person or group who is the “beneficial owner” (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of Organovo representing more than five percent (5%) of the total Fair Market Value or total combined voting power of Organovo’s then‑outstanding securities entitled to vote generally in the election of Directors); and “Ownership Change Event” means the occurrence of any of the following with respect to Organovo:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of Organovo of securities of Organovo representing more than fifty percent (50%) of the total combined voting power of Organovo’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which Organovo is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets or an exclusive license of all or substantially all of the intellectual property of Organovo (other than a sale, exchange or transfer to one or more subsidiaries of Organovo).”

2.The Definition of “Good Reason” set forth in Section 1 of the Plan is hereby amended and restated in its entirety to read as follows:

““Good Reason” means, without the Participant’s consent:

(i) In the case of a Tier 1, 2, 3, or 4 Employee, a material diminution in the Participant’s Base Salary or Target Bonus Potential.  This does not apply to a material diminution in the case of a Tier 1 or Tier 2 Employee resulting from a determination by both the CEO and the Compensation Committee that Organovo’s financial condition is such that a reduction in compensation is appropriate and the reduction is applied uniformly to all Company officers;

(ii) a material diminution in the Participant’s authority, duties, or responsibilities, which shall include (A) with respect to any Participant who is a member of the Board, any failure of the Board to appoint or the stockholders of Organovo to elect such Participant as a member of the Board, or any removal of Participant from the Board for reasons other than Cause, (B) with respect to any Participant who is a Tier 1 or Tier 2 Employee, removal from Organovo’s Executive Team;

(iii) with respect to any Participant who is a Tier 1, 2, 3, or 4 Employee, a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report;

(iv) any requirement that the Participant relocate, by more than fifty (50) miles, the principal location from which the Participant performs services for Organovo immediately prior to the termination of employment or the occurrence of the Change in Control; or

(v) in the case of any Participant who is a Tier 1, 2, 3, or 4 Employee, the occurrence of an event listed in subsections (i), (iii), or (iv) of the definition of “Change in Control”.

It shall be a condition precedent to the Participant’s right to terminate Participant’s employment for Good Reason (whether before or after a Change in Control) that (i) the Participant shall have first given Organovo written notice stating with reasonable specificity the breach on which such termination is premised within ninety (90) days after the Participant becomes aware or should have become aware of such breach, and (ii) if such breach is susceptible of cure or remedy, such breach has not been cured or remedied within thirty (30) days after receipt of such notice.”

3.The definition of “Tier 1 Employees” set forth in Section 1 of the Plan is hereby amended and restated in its entirety to read as follows:

““Tier 1 Employees” means Organovo’s Chief Executive Officer, Chief Financial Officer, General Counsel and such other executives as the Committee shall specify from time to time.”

4.Section 10(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Amendment and Termination of the Plan.  The Board or the Committee may amend or terminate the Plan in any respect (including any change to the Severance Benefits) only with two years notice to Participants (unless such amendment does not adversely affect Participants); provided, however, that (i) any amendment or termination will not be effective if there is a Change in Control during the two year notice period (unless such amendment does not adversely affect Participants), and (ii) the Plan cannot be amended or terminated during the twenty-four (24) month period after a Change in Control.  A Participant ceasing to be eligible for a benefit under the Plan before a Change in Control, as described in Section 5, is not an amendment or termination of the Plan.”

5.Except as expressly set forth above, the terms and conditions of the Plan shall remain unchanged by this Amendment and the Plan shall remain in full force and effect in accordance with its terms.